January 22, 2018

Command Center, Inc.
3609 S. Wadsworth Blvd
Suite 250
Lakewood, CO 80235

Attn: Bubba Sanford, Chief Executive Officer
Ron Junck, General Counsel

RE: Resignation from CCNI's Board of Directors

Dear Bubba and Ron:

I hereby tender my resignation from the Board of Directors of Command Center, Inc. ("CCNI") effective today. It has been my privilege to serve the shareholders and work with not only the two of you but my colleagues on the board. Best of luck in all that 2018 brings.

Sincerely Yours,

Richard Finlay